EXHIBIT 2.1


                            SHARE PURCHASE AGREEMENT


     THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made as of August 1, 2003, by and between CYBER HOLDINGS CO., LTD., a corporation organized and existing under the laws of Japan (the "VENDOR"), and IA GLOBAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "PURCHASER") to acquire shares in FAN CLUB ENTERTAINMENT CO. LTD., a corporation organized and existing under the laws of Japan (the "COMPANY"),

                             PRELIMINARY STATEMENTS

     A. The  Purchaser  desires  to pay One  Hundred  and  Thirty  Four  Million
Japanese Yen ((Y)134,000,000) and 350,000 restricted common stock of the Purchaser's Company, to the Vendor (the "Payment"), and to receive, in consideration therefor, Two Hundred and Sixty Eight Thousand (268,000) shares of the Company, each with a face value of Five Hundred Japanese Yen ((Y)500) (the "Purchased Shares");

     B. The Vendor desires to receive such Payment from the Purchaser, and, in consideration therefor, to transfer to the Purchaser the Purchased Shares; and

     C. The Vendor and the Purchaser desire to set forth in writing their agreements and understandings with respect to the Purchase and to matters ancillary thereto;

     NOW, THEREFORE, for and in consideration of the premises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do covenant, agree, represent, warrant, and stipulate as follows:

                                    AGREEMENT


1.   INVESTMENT

     1.1 INVESTMENT. Subject to the terms and conditions set forth herein, the Purchaser hereby agrees to purchase the Shares from the Vendor in exchange for the Investment in the amount of One Hundred and Thirty Four Million Japanese Yen ((Y)134,000,000) (the "Purchase Price"), which amount shall be paid to the Vendor by wire transfer within five business days of the date hereof, and for 350,000 restricted common of the Purchaser's Company Stock, issue to be made subject to the conditions below and with regard to all necessary approvals by Shareholders and AMEX as detailed below. Documents evidencing the Purchased Shares shall be issued to the Purchaser as soon as practicable after the Vendor's receipt of the Purchase Price.

     1.2 TRANSFER OF RIGHTS UNDER MARVEL FAN CLUB AGREEMENT. Transfer of Rights under Marvel Fan Club Agreement. The Vendor acknowledges its intent to fully transfer the rights it has obtained under its agreement with Marvel Enterprise Inc. and Marvel Characters Inc. (collectively, "Rights") to the Company within a period of five months from the signing of this agreement. The transfer of the Rights is subject to the approval of shareholders, Marvel Company and other third parties. If the Rights are so transferred to the Company, the Vendor will at the time of such transfer receive the above stated shares of the Purchaser's Company Stock. If, notwithstanding the Vendor's best efforts, the Vendor shall be prevented from transferring the Rights to the Company, the Vendor shall cooperate in any commercially reasonable arrangement designed to provide the benefits of the Rights to the Company. In such event, the Vendor shall be entitled to receive the above stated shares of Purchaser's Company Stock.

     1.3 INTEREST OF COMPANY. The parties acknowledge and agree that immediately following the completion of the Purchase, the Vendor will subscribe to newly issued shares in the Company in the amount of Fifty Six Million Japanese Yen ((Y)56,000,000) in return for One Hundred and Twelve Thousand (112,000) shares of the Company's Common Stock, each with a face value of Five Hundred Japanese Yen ((Y)500). This, in addition to the Twenty Thousand (20,000) shares retained by the Vendor will give them a total of One Hundred and Thirty Two Thousand (132,000) shares, or one-third of the Company.

     1.4 CERTAIN ACKNOWLEDGEMENTS. The Vendor and the Purchaser acknowledge that Mr. Ito Kazunori, a Japanese National ("Ito"), owns 100% of the Vendor, and that Ito is also the CEO of the Company. Further, it is acknowledged that the Company will make a payment of One Hundred Million Japanese Yen ((Y)100,000,000) to Mr. Ito's related company, Cyberbred Co., Ltd. in order to receive the exclusive right to provide various services to the Marvel Fan Club operation currently held by Cyberbred Co. Ltd. The Company may also make various contracts and payments from time to time with Cyberbred Co. Ltd. in order to carry out its services and deliver products. A document outlining the exact contractual obligations between these companies to be produced within two weeks of signing this contract.

     1.5 BOARD REPRESENTATION. The Company acknowledges and agrees that the issuance of the Purchased Shares to the Purchaser will entitle the Purchaser to elect three out of five directors on the Board of Directors of the Company, excluding audit committee directors. Promptly after the execution of this Agreement, the Company will take all necessary steps to increase the number of seats on its Board of Directors to five, and to permit the Purchaser to appoint three of such directors for election. In the event that the Board is increased to a number greater than five, the Purchaser will have the right to appoint a majority of the directors to serve on the Board.

     1.6 WHITE KNIGHT AGREEMENT. The Company and Purchaser acknowledge and agrees that it will execute a White Knight Agreement, to adequately protect the proprietary rights of Mr. Kazunori Ito.

     1.7 INDEMNIFICATION AGREEMENT. As a material inducement to the Purchaser to enter into this Agreement, Vendor, the Company's current majority shareholder, is entering into that certain Indemnification Agreement with the Purchaser, in the form attached hereto as Exhibit "B" (the "Indemnification Agreement").

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Vendor and Company hereby represents and warrants to the Purchaser, subject to the exceptions and disclosures set forth in the Disclosure Schedule attached as Exhibit "C" hereto (the "Disclosure Schedule") as of the date hereof as follows:

   2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

          (a) The Company is a duly organized and validly existing corporation under the laws of Japan and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly qualified and is in good standing as a foreign corporation or entity and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary, except where the failure to so qualify or be so authorized would not have a material adverse effect on the
Company's assets, business, prospects, liabilities, properties, condition (financial or otherwise) or results of operations taken as a whole (a "Material Adverse Effect"). The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, and to perform all its obligations hereunder, to issue, sell and deliver the Purchased Shares.

          (b) Except as set forth in Section 2.1 to the Disclosure Schedule, the Company has no subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or other instruments convertible into capital stock of any other corporation, or (ii) any participating interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise and does not control, directly or indirectly, any other entity.

     2.2 AUTHORIZATION OF AGREEMENTS, ETC.

          (a) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Purchased Shares have been duly authorized by all requisite corporate action and will not (x) violate (i) any provision of any applicable law, or any order of any court or other governmental agency applicable to the Company, (ii) the charter or organic documents of the Company, or (iii) any provision of any mortgage, lease, indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or
(y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) The Purchased Shares have been duly authorized and, when issued, sold and delivered in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for any restrictions on transfer that may exist under applicable Japanese and Unites States laws. Neither the issuance, sale or delivery of the Purchased Shares is subject to any preemptive right of stockholders of the Company, or to any right of first refusal or other right in favor of any person.

     2.3 VALIDITY AND ENFORCEABILITY. Each of this Agreement and the Purchased Shares has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

     2.4 AUTHORIZED CAPITAL STOCK. Without giving effect to the issuance to the Purchased Shares, the authorized capital stock of the Company consists of
400,000 shares of Common Stock, of which 400,000 shares are issued and outstanding, all of which are held by the Vendor. All issued and outstanding shares of the capital stock of the Company are duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding subscriptions, warrants, options, convertible stock and/or other rights (contingent or other) to purchase or otherwise acquire from the Company (or, to the best of the Company's knowledge, from any other person or entity) any equity stock of the Company. Except as set forth in the attached Disclosure Schedule, the Company has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights (statutory or contractual) or proxies relating to any equity stock of the Company (whether or not the Company is a party thereto). Except as set forth in Disclosure Schedule, there are no restrictions on the transfer of shares of capital stock of the Company, other than those that may be imposed by relevant securities laws of the United States and Japan. The issuance of the Purchased Shares will not result in any adjustment under the anti-dilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any security of the Company. The offer and sale of all shares of capital stock and other securities of the Company issued before the date hereof complied with or were exempt from any registration requirements imposed under applicable securities laws of Japan.

     2.5 FINANCIAL STATEMENTS. The financial statements of the Company attached as Section 2.5 to the Disclosure Schedule (together the "Financial Statements") present fairly the financial position of such Company as at the dates thereof and its results of operations for the periods covered thereby and, except as set forth on the Disclosure Schedule, the Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles as adopted and in effect within Japan ("GAAP") consistently applied. Except as set forth in the Financial Statements or Section 2.5, (i) the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements; (ii) there has been no material adverse change in the assets, business, liabilities, properties, prospects, condition (financial or otherwise) or results of operations of the Company; (iii) neither the business, condition or operations of the Company nor any of its properties or assets have been materially or adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iv) the Company has not entered into any material transaction outside of the ordinary course of business or made any distribution on its capital stock or other ownership interest.

     2.6 LITIGATION; COMPLIANCE WITH LAW. Except as set forth in Section 2.6 to the Disclosure Schedule, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or
(iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best of the Company's knowledge, there is no reasonable basis for any of the foregoing. The Company is not in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a Material Adverse Effect. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially and adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     2.7  PROPRIETARY  INFORMATION  OF THIRD  PARTIES.  Except  as set  forth in
Section 2.7 to the Disclosure Schedule, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company that suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

     2.8 TITLE TO ASSETS. Except as set forth in Section 2.8 to the Disclosure Schedule, the Company has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of the Company which forms a part of the Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. The Company does not own any real property. The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

     2.9 TAXES. The Company has accurately prepared and timely filed all tax returns required by law to be filed by it, and all taxes (including all withholding taxes) shown to be due and all additional assessments have been paid or provisions made therefor. The Company does not know nor does it have any reasonable basis for knowing of any additional assessments or adjustments pending or threatened against the Company for any period.

     2.10 OTHER AGREEMENTS. Except as set forth in Section 2.11 to the Disclosure Schedule or as otherwise contemplated by this Agreement, the Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate is material to the business, financial condition, operations, property or affairs of the Company and that requires aggregate payments to or by the Company of more than US$25,000 (a "Material Agreement"). The Company and to the best of the Company's knowledge, each other party thereto, has in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Agreement. The Company has no present expectation or intention of not fully performing all its obligations under each Material Agreement and the Company has no knowledge of any breach or anticipated breach by the other party to any Material Agreement. The Company is in full compliance with all of the terms and provisions of its charter documents.

     2.11 INTELLECTUAL PROPERTY ASSETS. Set forth in Section 2.11 to the Disclosure Schedule is a list of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary or material to the conduct of its business as conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 2.11 to the Disclosure Schedule, no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as disclosed in Section 2.11 to the Disclosure Schedule, no claim is pending or, to the best of the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Company. The Company has no material obligation to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license or other rights to use in any manner any Intellectual Property of the Company.

     2.12 INVESTMENTS IN OTHER PERSONS. The Company has not made any loan or advance to any person that is outstanding on the date of this Agreement, nor is the Company obligated or committed to make any such loan or advance, nor does the Company own any capital stock or assets comprising the business of, obligations of, or any interest in, any person.

     2.13 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

     2.14 GOVERNMENTAL APPROVALS. Except as set forth in Section 2.14 to the Disclosure Schedule or as otherwise contemplated by this Agreement, no authorization, consent, approval, license, filing or registration with any court or governmental department, commission (including the Japan Ministry of Legal Affairs and the United States Securities and Exchange Commission), board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the related agreements referenced herein, and the issuance, sale and delivery of the Purchased Shares.

     2.15 DISCLOSURE. The Company's representations and warranties in this Agreement and in the schedules and exhibits to this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading.

     2.16 NO BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

     2.17 TRANSACTIONS WITH AFFILIATES. Except as set forth in Section 2.17 to the Disclosure Schedule, there are no loans, leases, royalty agreements or other continuing transactions between the Company and (i) any person owning five percent (5%) or more of any class of capital stock or other entity controlled by any such person or a member of any such person's family or (ii) any officer or director of the Company.

     2.18 LABOR RELATIONS. To the best of the knowledge of the Company, there are no collective bargaining agreements in effect covering the Company's employees and no labor union or any representative thereof has made any attempt to organize or represent employees of the Company.

     2.19 BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately reflect all material information relating to the business of the Company that is appropriate to be reflected therein in all material respects.

     2.20 NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information was given in this Agreement or the Disclosure Schedule, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     3.1 CORPORATE AUTHORIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized by the Purchaser and duly executed and delivered by the authorized officers of the Purchaser and is the valid, binding and enforceable obligation of the Purchaser.

     3.2 CORPORATE CAPACITY. The Purchaser is duly authorized under all applicable provisions of law to make and to perform this Agreement and the Indemnification Agreement and to acquire the Purchased Shares. This Agreement and the Indemnification Agreement constitute the valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement nor the Indemnification Agreement nor compliance with the terms, conditions and provisions of either or both thereof, conflicts with or results in a material breach of any of the terms, conditions, or provisions of the Purchaser's Certificate of Incorporation or By-Laws, or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, encumbrance or charge of any nature whatsoever upon any of the material properties or assets of the Purchaser under the terms of any such document, agreement or instrument; or requires the consent or approval of any third party. The Purchaser does not know of any lawsuit, claim, arbitration, pending or threatened, that is likely to preclude or impair the performance of its obligations hereunder, including but not limited to the payment of the Investment.

     3.3 INVESTMENT. The Purchaser is acquiring the Purchased Shares for its own account, for investment purposes, and with no present view toward, or for resale in connection with, any public distribution within the meaning of the United States Securities Act of 1933 or any applicable international securities laws.

4.   DELIVERIES

     Simultaneously with the execution and delivery of this Agreement by each of the parties hereto, the following documents and instruments are being executed and delivered:

     4.1  COMPANY  DELIVERIES.   The  Company  is  herewith  delivering  to  the
Purchaser:

          (a) certificates for the Purchased Shares;

          (b) an original counterpart of the Indemnification Agreement duly executed by Vendor;

          (c) a certificate of the principal officers of the Company affirming that all representations and warranties of the Company made herein are true and correct as of the date hereof, to the best knowledge of such officers; and

          (d) copies of all corporate proceedings taken by the Company authorizing or in connection with the transactions contemplated by this Agreement, certified as of the date hereof by an appropriate officer of the Company.

     4.2 PURCHASER DELIVERIES. The Purchaser is herewith delivering to the Company copies of all corporate proceedings taken by the Purchaser authorizing or in connection with the transactions contemplated by this Agreement, certified as of the date hereof by the President of the Purchaser.

5.   CONTINUING COVENANTS.

     From and after the execution and delivery of this Agreement and the Purchased Shares hereof, the parties agree as follows:

     5.1 GENERAL. Each of the parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

     5.2 NOTICES AND CONSENTS. The parties will give any required notices to third parties, and the parties will use their respective best efforts to obtain any third party consents, that may reasonably be required in order to secure any required approval of the transactions described herein. Each of the parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments, governmental agencies, quasi-regulatory agencies and self-regulatory organizations that may reasonably be required in order to consummate the transactions described herein.

     5.3 FULL ACCESS. The Company will permit representatives of the Purchaser to have full access to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to each of the Company.

     5.4 NOTICE OF DEVELOPMENTS. Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any party pursuant to this section, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

6.   MISCELLANEOUS

     6.1 REMEDIES CUMULATIVE; REMEDIES NOT WAIVED. No remedy herein conferred upon the Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the Company and the Purchaser or the Company, nor any delay on the part of the Purchaser in exercising any rights hereunder, shall operate as a waiver of any of the rights of the Purchaser.

     6.2 WAIVER AND AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns, including, without limitation, affiliates of the Purchaser who acquire the Purchased Shares in accordance with the terms and conditions hereof. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

     6.3 ASSIGNABILITY. The Purchaser may assign or transfer this Agreement and the Indemnification Agreement, or Purchaser's rights hereunder and thereunder upon prior written notice to the Company.

     6.4 SURVIVAL OF AGREEMENTS, PARTIES IN INTEREST, ETC. All agreements, representations and warranties made by the Company herein or in any certificate or other document delivered to the Purchaser in connection with this Agreement, shall survive the execution and delivery of this Agreement to the Purchaser. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in connection with any of the transactions contemplated by this Agreement, shall constitute representations and warranties by the Company hereunder. All of the agreements, warranties, and representations made by the Company herein shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Purchaser whether so expressed or not.

     6.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid), transmitted by telecopier, or delivered by hand, by messenger or by a recognized overnight delivery service, addressed as follows, or to such other address as such party may have from time to time furnished to the other party in writing:

             If to the Vendor:Cyber Holdings Co., Ltd.
                                       12-4 Roppongi, 6-Chome
                                       Minato-ku, Tokyo
                                       Japan


             If to the Purchaser:      IA Global, Inc.
                                       533 Airport Blvd. Suite 401
                                       Burlingame, CA 94010


Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if sent by registered or certified mail, the earlier of receipt and five (5) business days after dispatch, (ii) if transmitted by telecopier, on the business day of confirmed receipt by the addressee thereof, and (iii) if delivered in person or by overnight courier, on the business day delivered.

     6.6 EXPENSES. Each party shall pay its expenses, including attorneys fees, in connection with this Agreement and the transactions contemplated hereby. However, in any suit or proceeding arising in connection with this Agreement or the Indemnification Agreement, the prevailing party shall have the right to be reimbursed by the other party for reasonable costs and attorneys' fees incurred by him in connection therewith at all levels, including appellate.

     6.7 COUNTERPARTS. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but all such counterparts shall together constitute but one and the same instrument.

     6.8 HEADINGS; CONSTRUCTION. The headings of the several sections, divisions or subsections of this Agreement shall not be construed to constitute any part or to affect the meaning of any such sections, divisions or subsections. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption of burden of proof shall arise favoring or not favoring any party by virtue of the authorship of any of the provisions of this Agreement.

     6.9 SEVERABILITY. If any provision of this Agreement or portion of any provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     6.10 GOVERNING LAW. This Agreement, all exhibits and amendments hereto, shall be governed in all respects under the internal laws of the State of Delaware applicable to agreements made and to be performed wholly in the State of Delaware (excluding any such law which may direct the application of the laws of any other jurisdiction). The parties hereby submit to the exclusive jurisdiction of the state and federal courts of the State of Delaware and with venue in Wilmington, Delaware for the confirmation and enforcement of any arbitration award relating to any dispute arising from or in connection with this Agreement, including the validity, execution, performance and enforcement hereof, and any matter relating hereto or relating to the relationship between the parties that was created or contemplated hereunder. The parties agree that they will not resort to the courts or other governmental agencies of any other jurisdiction for the resolution of any such dispute or controversy and agree to service by mail and waives any requirements of personal service. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     6.11 COMPLIANCE REQUIRED. The obligations of each of the parties arising pursuant to this Agreement shall be expressly conditioned upon the full compliance by the other party hereto with the terms set forth herein and in the ancillary agreements referenced herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

CYBER HOLDINGS CO., LTD.


By:      /s/ Kazunori Ito
         ------------------------------
         Kazunori Ito, CEO


IA GLOBAL, INC.

By:      /s/ Alan Margerison
         ------------------------------
         Alan Margerison, CEO